UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)         January 23, 2007
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                         THE RIDGEWOOD POWER GROWTH FUND
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                      0-25935                22-3495594
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(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
        Incorporation)                                    Identification Number)

1314 King Street, Wilmington, DE 19801                           19801
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code     (302) 888-7444
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On January 23, 2007, Ridgewood UK, LLC ("Ridgewood UK"), a Delaware limited liability company that is owned 70% by Ridgewood Electric Power Trust V ("Trust V") and 30% by The Ridgewood Power Growth Fund ("Growth Fund"), entered into an agreement (the "Sale Agreement") along with Arbutus Energy Limited ("Arbutus"), Ridgewood ROC 2003 LLC ("ROC I"), Ridgewood ROC II 2003 LLC ("ROC II"), Ridgewood ROC III 2003 LLC ("ROC III"), Ridgewood ROC IV 2004 LLC ("ROC IV") as sellers, and MEIF LG Energy Limited ("Buyer") as buyer. Ridgewood UK owns 88% of the issued and outstanding shares of CLPE Holdings Limited, a United Kingdom limited company ("CLPE Holdings"), and the remaining 12% of CLPE Holdings is owned by Arbutus.

Under the Sale Agreement, Buyer agreed to buy (i) 100% of the issued and outstanding shares (the "Shares") of CLPE Holdings from Ridgewood UK and Arbutus, and (ii) substantially all of the assets (the "Assets") of ROC I, ROC II, ROC III and ROC IV (ROC I, ROC II, ROC III and ROC IV individually referred to as a "Ridgewood ROC" and collectively referred to as the "Ridgewood ROCs"; the Ridgewood ROCs, Ridgewood UK and Arbutus collectively referred to as the "Sellers"). The Assets and the Shares constitute all the landfill gas business located in the United Kingdom of Ridgewood UK and the Ridgewood ROCs.

Closing of the transactions contemplated under the Sale Agreement is subject to customary closing conditions, including approval of the sale of Assets by the shareholders of the parent organizations of the Ridgewood ROCs (ROC I is a wholly-owned subsidiary of Ridgewood Renewable Powerbank I LLC ("Powerbank I"), ROC II is a wholly-owned subsidiary of Ridgewood Renewable Powerbank II LLC ("Powerbank II"), ROC III is a wholly-owned subsidiary of Ridgewood Renewable Powerbank III LLC ("Powerbank III"), and ROC IV is a wholly-owned subsidiary of Ridgewood Renewable Powerbank IV LLC ("Powerbank IV"); Powerbank I, Powerbank II, Powerbank III and Powerbank IV are collectively referred to as the "Powerbanks"). Ridgewood Renewable Power LLC, a New Jersey limited liability company (the "Manager"), serves as the manager for Trust V, Growth Fund and the Powerbanks. Ridgewood Management Corporation, a Delaware corporation, serves as the manager for each of the Ridgewood ROCs and Ridgewood UK. Each of the Manager and Ridgewood Management Corporation is controlled by Robert E. Swanson, who is the manager, chairman, and, together with his family trusts, owns all of the membership interests of the Manager and Ridgewood Management Corporation.

Assuming the closing conditions are met, the parties to the Sale Agreement currently anticipate that the closing of the transactions contemplated under the Sale Agreement will occur on or about March 2007.

The Sale Agreement provides that the aggregate purchase price for the Shares and the Assets is (pound sterling)120 million, subject to adjustment to account for certain fluctuations in interest rates. At January 16, 2007, the aggregate purchase price as set forth in the Sale Agreement was reduced to approximately (pound sterling) 117.4 million ($230.4 million) as a result of the interest rate adjustment. Based on the January 16, 2007 adjustment, the purchase price for the Shares is approximately (pound sterling) 26.1 million ($51.3 million), of which Trust V would receive approximately (pound sterling)16.1 million ($31.6 million), Growth Fund would

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receive approximately (pound sterling) 6.9 million ($13.5 million), and Arbutus would receive the remaining balance. On January 16, 2007, one pound sterling would on average for the day convert into 1.9624 U.S. dollars, which is the basis upon which we have converted pound sterling to U.S. dollars in this Current Report on Form 8-K (this "Report"). Under the Sale Agreement, the purchase price for the Shares (i) is subject to further adjustment based upon working capital calculations, (ii) will be reduced to pay certain bonuses to management of CLPE Holdings, and (iii) will be reduced to repay certain loans made to Ridgewood UK and Arbutus in 2006. Payment of transaction expenses will also reduce the amount of the purchase price. Under the Sellers Agreement, the purchase price for the Shares will be increased by payments from the Ridgewood ROCs to compensate Ridgewood UK for the loss of payments under certain services contracts.

Seller representations and warranties contained in the Sale Agreement include customary representations regarding the business and the assets of the Sellers to be conveyed to Buyer. The Sellers will at closing of the Sale Agreement purchase warranty and indemnity insurance for Buyer, and such insurance is the sole source of recovery by Buyer for any violations of the Sellers' representations and warranties under the Sale Agreement (specifically excluding certain covenants of the Sellers set forth on Schedule 8 to the Sale Agreement and title warranties made by Ridgewood UK and Arbutus under paragraphs 1 and 2 of Part I of Schedule 3 to the Sale Agreement). The maximum amount recoverable under the warranty and indemnity insurance is (pound sterling)23 million ($41,135,200), of which the last (pound sterling)5 million ($9,812,000) can only be used as cover for breaches of the share title warranties and Buyer's only right of recovery for a breach of warranty or indemnity (other than for a breach of Schedule 8 to the Sale Agreement) will be under the warranty and indemnity insurance.

The Sale Agreement provides for a holdback of (pound sterling)40 million ($78,496,000) to serve as a source for reimbursement of the Buyer for losses due to breaches by the Sellers of covenants in Schedule 8 to the Sale Agreement. The portion of such holdback allocated by the Manager to Trust V is (pound sterling)7.6 million ($15 million) and to Growth Fund is (pound sterling)3.3 million ($6.4 million). The Sale Agreement provides that claims against the holdback must be made within 30 days after the closing. The allocation of the holdback was determined by the Sellers Agreement.

Sellers and Buyer may agree in writing to terminate the Sale Agreement at any time prior to completing the sale, even if the shareholders of the Powerbanks have approved the transactions contemplated under the Sale Agreement. Unless the parties agree otherwise, the Sale Agreement will automatically terminate if the required conditions to the Sale to be satisfied by the Sellers are not met by April 15, 2007, unless extended as provided in the Sale Agreement.

The Sellers, Trust V, Growth Fund, the Powerbanks, the Manager and Ridgewood Management Corporation have entered into a sellers agreement (the "Sellers Agreement"). The Sellers Agreement provides for the allocation of: (i) expenses of the transaction among the Sellers, including legal fees, investment banking and expert fees, shareholder solicitation costs, payments to designated individuals who are not officers, directors or employees of the Manager or Ridgewood Management Corporation, or any entity managed by either, and the premium for warranty and indemnity insurance, (ii) any post-termination fees payable under the Sale Agreement among the Sellers, (iii) the contribution of the funds to be held back to cover any claims by Buyer for breaches by the Sellers of the Sellers' obligations under Schedule 8 to the Sale Agreement and

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the allocation of claims against the held back funds, (iv) the waiver in favor of Ridgewood UK or payment of incentive compensation and other payments to persons who are officers or employees of the Manager under the CLPE Holdings Management Incentive Plan, (v) the determination of amounts owed by each Ridgewood ROC to Ridgewood UK as a result of the termination of the services agreement between each Ridgewood ROC and Ridgewood UK, and (vi) agreements regarding the allocation of break-fees and other fees and damages in the event of a termination of the Sale Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference, and (ii) the Sellers Agreement, a copy of which is filed as Exhibit
10.2 to this Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

     (d)  Exhibits.

          Exhibit No.   Title
          -----------   -----

          10.1 Agreement made on January 23, 2007 by and among Ridgewood UK LLC, Arbutus Energy Limited, Ridgewood ROC 2003 LLC, Ridgewood ROC II 2003 LLC, Ridgewood ROC III 2003 LLC, Ridgewood ROC IV 2004 LLC, and MEIF LG Energy Limited.

          10.2          Sellers Agreement entered into as of January 23, 2007
                        by and among Ridgewood UK, LLC, and Ridgewood ROC 2003 LLC, Ridgewood ROC II 2003 LLC, Ridgewood ROC III 2003 LLC, Ridgewood ROC IV 2004 LLC, Arbutus Energy Limited, Ridgewood Renewable Powerbank LLC, Ridgewood Renewable Powerbank II LLC, Ridgewood Renewable Powerbank III LLC, Ridgewood Renewable Powerbank IV LLC, Ridgewood Electric Power Trust V, The Ridgewood Power Growth Fund, Ridgewood Renewable Power LLC and Ridgewood Management Corporation.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE RIDGEWOOD POWER GROWTH FUND


Date: January 29, 2007             By: /s/ DOUGLAS R. WILSON
                                       --------------------------------
                                       Name:  Douglas R. Wilson
                                       Title: Chief Financial Officer


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                                 EXHIBITS INDEX


Exhibit No.         Exhibit Description
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10.1                Agreement made on January 23, 2007 by and among Ridgewood UK
                    LLC, Arbutus Energy Limited, Ridgewood ROC 2003 LLC,
                    Ridgewood ROC II 2003 LLC, Ridgewood ROC III 2003 LLC,
                    Ridgewood ROC IV 2004 LLC, and MEIF LG Energy Limited.

10.2 Sellers Agreement entered into as of January 23, 2007 by and among Ridgewood UK, LLC, and Ridgewood ROC 2003 LLC, Ridgewood ROC II 2003 LLC, Ridgewood ROC III 2003 LLC, Ridgewood ROC IV 2004 LLC, Arbutus Energy Limited, Ridgewood Renewable Powerbank LLC, Ridgewood Renewable Powerbank II LLC, Ridgewood Renewable Powerbank III LLC, Ridgewood Renewable Powerbank IV LLC, Ridgewood Electric Power Trust V, The Ridgewood Power Growth Fund, Ridgewood Renewable Power LLC and Ridgewood Management Corporation.